Exhibit 13.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER OF

ARCADIS N.V.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of ARCADIS N.V. (the “Company”) on Form 20-F for the period ended December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Ben A. van der Klift, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2007	By:	/s/ Ben A. van der Klift
Ben A. van der Klift
Chief Financial Officer
(Principal Financial Officer)